EXHIBIT 10.2
FORM OF
SECOND AMENDMENT TO AN SPO SUBSCRIPTION AGREEMENT

SECOND Amendment to an SPO Subscription Agreement, (the “Subscription Agreement”), between SPO Medical Inc. (the “Company, or SPO”) and the undersigned subscriber (the “Subscriber”) to the Subscription Agreement.

Whereas, under the Subscription Agreement entered into in 2005, SPO sold Subscriber certain SPO securities including (i) a promissory note (the “Note”); and (ii) a common stock purchase warrant (the “Warrant”); and

Whereas, the Parties amended the Subscription Agreement, the Note and the Warrant in September 2006 (the "First Amendment") which included, inter alia, extending the maturity date of the Note until March 26, 2008, and

Whereas, the parties hereto, wish to amend the Note and Warrant in accordance with, and subject to, the following terms and conditions.

NOW THEREFORE, in consideration of the above and the terms and conditions hereof, the parties, for themselves, their, heirs, successors and assigns agree as follows:

1. Unless otherwise defined herein, the capitalized terms used herein shall have the meanings described in the Subscription Agreement and the First Amendment.

2. Effective the date hereof, the Note shall be due on March 26, 2010 (the “New Maturity Date”). Interest accrued on the Note through March 26, 2008 shall be paid to Subscriber forthwith. Thereafter interest shall accrue at 8% per annum and be payable at the New Maturity Date, or upon prepayment of the Note in accordance with Section 3.2 thereof.

3. In consideration of the Subscriber's agreement to defer the maturity of the Note the number of Warrant Shares is hereby increased by 15% of its current amount. [ie. If the Warrant currently states 30,000 shares it shall henceforth be deemed to state 34,500].

4. With the exception of the above described amendments, the other provisions of the Subscription Agreement, Note and Warrants shall remain “as is”.

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of April 1, 2008.

SPO Medical Inc.	Subscriber

_______________	_____________________
Michael Braunold
President & CEO	Print Name:____________________